UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 24, 2024

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 2.05 – Costs Associated with Exit or Disposal Activities

On September 24, 2024, Vishay Intertechnology, Inc. (“Vishay” or the “Company”) announced that it is implementing restructuring actions designed to optimize the Company’s manufacturing footprint and streamline business decision making as it executes its Vishay 3.0 growth strategy.

The restructuring actions will be implemented in phases and include:

●
Selling, general, and administrative functions will be streamlined beginning immediately and through 4Q 2025, resulting in severance payments to approximately 170 employees, or 6% of the SG&A workforce.

●
The closure of three manufacturing facilities. A Diodes segment back-end facility in Shanghai, China is expected to be closed by the end of 2026 with production transfers completed in phases beginning 4Q 2025.  In addition, two small facilities in the Resistors segment in Fichtelberg, Germany, and in Milwaukee, Wisconsin, are expected to be closed in 2026. As a result of these facility closures, Vishay will reduce its direct labor by approximately 365 employees, or 2% of its total manufacturing labor workforce.

●	Various changes in manufacturing operations and production transfers, which will result in severance payments to an additional approximately 260 employees.

The Company expects to incur pre-tax cash charges of approximately $38 to $42 million, primarily related to severance costs, as a result of these programs, mostly in 3Q 2024. Once the program is fully implemented by the end of 2026, Vishay expects to realize annualized cost savings of at least $23 million of which approximately $12 million is expected to be in selling, general and administration expenses.  The Company expects to realize immediate annualized cost savings of approximately $9 million. Beginning 1Q 2025, the Company expects to realize approximately $12 million in annualized cost savings.

The estimates of expenses the Company expects to incur in connection with the restructuring actions, and the anticipated annual cost savings resulting from such actions, represent its current best estimates, and are subject to a number of assumptions.  Actual results may differ materially. Such estimates are preliminary and subject to change as the Company implements these actions. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the restructuring and the implementation of the Vishay 3.0 growth strategy.

The Company issued a press release regarding these programs, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2024

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ David L. Tomlinson

Name:	David L. Tomlinson
Title:	Senior Vice President – Chief Accounting Officer